Exhibit 107
Calculation of Filing Fee Table
Form S-3
(Form Type)
VSE CORPORATION
(Exact Name of Registrant as Specified in its Charters)
Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule(2)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Debt	Debt Securities	Rules 456(b) and 457(r)	(3)	(3)	(3)	(3)	(2)
	Equity	Common Shares	Rules 456(b) and 457(r)	(3)	(3)	(3)	(3)	(2)
	Equity	Rights	Rules 456(b) and 457(r)	(3)	(3)	(3)	(3)	(2)
	Equity	Warrants	Rules 456(b) and 457(r)	(3)	(3)	(3)	(3)	(2)
	Other	Stock Purchase Contracts	Rules 456(b) and 457(r)	(3)	(3)	(3)	(3)	(2)
	Other	Stock Purchase Units	Rules 456(b) and 457(r)	(3)	(3)	(3)	(3)	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
		Total Offering Amounts				N/A		N/A
		Total Fees Previously Paid						N/A
		Total Fee Offsets						N/A
		Net Fee Due						N/A
(1)Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.
(3)An indeterminate aggregate offering price or principal amount or number of the securities is being registered as may be offered from time to time at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions.